UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2005

DWANGO NORTH AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50533	84-1407365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2211 Elliott Ave., Suite 601
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

(206) 832-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective March 8, 2005, we elected Victor Cohn to the Board of Directors of our company and appointed him as Chairman of the Board of Directors. In connection with such election and appointment, we entered into a Director Agreement, dated March 8, 2005, with Mr. Cohn. The description of such agreement in Item 5.02 is incorporated herein by reference. Reference is also made to the Director Agreement attached hereto as Exhibit 10.1 for more information regarding the Director Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 8, 2005, we elected Victor Cohn to the Board of Directors of our company and appointed him as Chairman of the Board of Directors. In connection with the election of Mr. Cohn, we entered into a Director Agreement providing for a fee to Mr. Cohn for his services of $6,000 per month. Mr. Cohn is also entitled to normal attendance fees for meetings of the Board of Directors, which is currently $500 per Board meeting attended in person and $250 per Board meeting attended by telephone. We also granted Mr. Cohn options to purchase 300,000 shares of our common stock pursuant to our 2003 Equity Incentive Plan at an exercise price of $1.99 per share. One-twelfth of such options vested immediately and an additional one-twelfth will vest every three months until vested in full. We agreed to indemnify Mr. Cohn in connection with the provision of services by him and to pay all expenses incurred by him in connection with the discharge of his duties under the Director Agreement. Mr. Cohn has agreed to spend at least one business day per quarter at our headquarters in Seattle, Washington and to make himself available for and be responsive to telephone calls and e-mails relating to the business of our company.

Mr. Cohn is the founder and Chief Executive Officer of Focal Point Partners, a New York based business management firm. Prior to Focal Point, Mr. Cohn was the founder and Chairman of Alley Capital Partners, a joint venture with Wit Capital Partners, where he oversaw the firm’s objective of providing financing for early stage companies. Mr. Cohn has more than thirty years of financial experience with international investment organizations, including management of the worldwide equity capital markets businesses of Salomon Brothers, UBS Securities and Bear, Stearns & Co. Mr. Cohn is a member of the Board of Directors at Verity, Inc., a provider of intellectual capital management software, where he is chairman of the nominating and governance committee, and at Peregrine Systems, a provider of enterprise software, where he is chairman of the governance committee and a member of the audit committee.

For more information regarding the Director Agreement, reference is made to the Director Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Director Agreement, dated March 8, 2005, between Dwango North America Corp. and Victor Cohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2005

DWANGO NORTH AMERICA CORP.

	By:	/s/ J. Paul Quinn
J. Paul Quinn
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Agreement, dated March 8, 2005, between Dwango North America Corp. and Victor Cohn